UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 29, 2007

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Southshore Boulevard, Suite 103, Wellington, Florida 33414

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 793-7233

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 29, 2007, the Circuit Court in Palm Beach County in Hapka v. Crowley, et al. Case No.: CA005068, entered a Final Judgement and Order approving the settlement and award of attorneys’ fees and expenses detailed in the Stipulation of Settlement dated October 31, 2006 (the “Stipulation”).

Pursuant to the Stipulation between plaintiff and Spear & Jackson, Inc. (the “Company”), including its former directors William Fletcher, John Harrington, and Robert Dinerman, as previously described in the Company’s prior filings with the SEC, the Court determined:

(i)	that the terms of the Partial Settlement were fair, just, reasonable and adequate to the derivative stockholders and to the Company;
(ii)	that a final judgment should be entered dismissing the litigation and releasing the defendants Spear & Jackson Inc., as described in the Stipulation; and
(iii)	that derivative counsel attorneys’ fees of $70,000 should be paid by Spear & Jackson, Inc. in accordance with the Stipulation.

The Stipulation resulted in the dismissal of the suit and the release of the Company and Messrs. Fletcher, Harrington and Dinerman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ Patrick John Dyson
Patrick John Dyson
Chairman and Chief Financial Officer

DATED: June 11, 2007